FOR IMMEDIATE RELEASE June 28, 2016 WashingtonFirst Bankshares Inc. Added to Russell 2000 Index RESTON, VA - June 28, 2016 - WashingtonFirst Bankshares, Inc. (the "Company") (NASDAQ: WFBI) today announced that it has been added to the Russell 2000® index, effective on June 24, 2016. The Russell 2000® is a leading equity benchmark of US-based companies widely used by investment managers and institutional investors for index funds and active investment strategies. Shaza L. Andersen, CEO, said, “We are so pleased to have earned our place on the Russell 2000®. This achievement represents another step in our commitment to building the premier community banking organization in the region. We expect our inclusion in the Russell 2000® will result in increased liquidity in our stock, and broader interest from institutional investors, both of which are good for our company and good for our stockholders.” The Russell 2000® is a subset of the Russell 3000® index, an annual index of the 3,000 largest companies in the U.S., measured by market capitalization. The 1,000 largest companies within this index are assigned to the large cap Russell 1000®, with the remaining 2,000 making up the small cap Russell 2000®. The indexes are totally reconstituted each year, generally in May. Russell indexes are part of FTSE Russell, a leading global index provider. About The Company WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, which operates 19 full-service banking offices throughout the Washington, DC, metropolitan area. In addition, the Company provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through the Bank's subsidiary, WashingtonFirst Mortgage Corporation. The Company's common stock is traded on the NASDAQ Stock Market under the quotation symbol "WFBI" and is included in the ABA NASDAQ Community Bank Index. For more information about the Company, please visit: www.wfbi.com. Cautionary Statements About Forward-Looking Information Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operation and general economic condition. In some cases, forward- looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. Readers are cautioned against placing undue reliance on these statements. Actual events or results could be materially different from those expressed or implied by the forward-looking statements. The ability of the Company to declare and pay future dividends depends on a number of factors, including but not limited to: Board of Directors’ and regulatory approval, regulatory capital requirements, future earnings and cash flow of the Company, regulatory changes and general economic conditions, our ability to successfully manage and integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto. Additional factors that could cause actual events or results to differ materially are disclosed in the Company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

For additional information or questions, please contact: WashingtonFirst Bankshares Inc. Matthew R. Johnson, 703-840-2410 Executive Vice President & Chief Financial Officer MJohnson@wfbi.com